Exhibit 99.2

US BioEnergy Corporation

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$51,339	$54,432
Receivables (related party 2008, $41,913; 2007, $36,233)	58,402	42,609
Inventories	59,316	40,368
Prepaid expenses and other current assets	10,489	9,989
Deferred income taxes	3,231	4,279

Total current assets	182,777	151,677

Goodwill	63,991	63,991
Other long-term assets	10,615	10,036

	74,606	74,027

Property and equipment, net	995,436	943,141

Total assets	$1,252,819	$1,168,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Current maturities of long-term debt	$25,668	$17,024
Accounts payable	15,844	10,035
Accrued expenses and other current liabilities	24,464	20,170
Short-term debt	9,000	—

Total current liabilities	74,976	47,229

Long-term debt	450,005	413,298
Construction payable (related party 2008, $33,848; 2007, $21,750)	40,474	31,488
Deferred income taxes	52,938	47,839
Other long-term liabilities	597	811

	544,014	493,436

Total liabilities	618,990	540,665

Minority interest in consolidated subsidiary	3,914	3,921

Commitments and Contingencies
Shareholders’ Equity
Preferred stock, $0.01 par value; authorized 75,000,000 shares; issued none	—	—
Common stock, $0.01 par value; authorized 750,000,000 shares; 79,986,696 and 79,582,679 shares issued and outstanding as of March 31, 2008, and December 31, 2007, respectively	800	796
Additional paid-in capital	590,599	589,710
Retained earnings	38,516	33,753

Total shareholders’ equity	629,915	624,259

Total liabilities and shareholders’ equity	$1,252,819	$1,168,845

See notes to condensed consolidated financial statements.

US BioEnergy Corporation

Condensed Consolidated Statements of Earnings

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
Revenues:
Product sales (related party 2008, $157,522; 2007, $113,376)	$197,155	$130,048
Other revenues	—	2,169

Total revenues	197,155	132,217

Cost of goods sold:
Cost of product sales	171,446	113,149
Cost of services and commissions	—	926

Total cost of goods sold	171,446	114,075

Gross profit	25,709	18,142
Selling, general and administrative expenses	9,524	7,568

Operating income	16,185	10,574

Other (expense) income:
Interest expense	(405)	(4,409)
Interest income	763	2,293
Other (expense) income, net	(6,202)	23
Equity in net income of unconsolidated subsidiary	618	283

Total other expense, net	(5,226)	(1,810)

Income before income taxes and minority interest	10,959	8,764

Income tax expense	(6,204)	(3,529)
Minority interest in net loss of subsidiary	7	7

Net income	$4,762	$5,242

Income per common share:
Basic	$0.06	$0.08
Diluted	0.06	0.08
Weighted-average shares outstanding (in thousands):
Basic	79,591	67,974
Diluted	80,404	68,913

See notes to condensed consolidated financial statements.

US BioEnergy Corporation

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
Cash Flows from Operating Activities
Net income	$4,762	$5,242
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	7,320	5,007
Amortization	126	916
Minority interest in net loss of subsidiary	(7)	(7)
Stock-based compensation expense	1,065	681
Deferred income taxes	6,203	3,992
Change in derivative financial instruments	(3,257)	5,827
Equity in net income of unconsolidated subsidiary	(618)	(283)
Changes in working capital components, net of effects of business acquisitions:
Receivables	(15,793)	(13,059)
Inventories	(18,948)	617
Accounts payable	5,809	10,237
Accrued expenses and other liabilities	3,909	(1,464)
Other, net	2,614	1,178

Net cash (used in) provided by operating activities	(6,815)	18,884

Cash Flows from Investing Activities
Purchases of property and equipment	(50,629)	(45,770)
Deposits made	—	297

Net cash used in investing activities	(50,629)	(45,473)

Cash Flows from Financing Activities
Proceeds from long-term debt	47,877	125,495
Repayments of long-term debt	(2,526)	(37,974)
Net proceeds from short-term borrowings	9,000	(845)
Decrease in checks written on controlled disbursement account	—	(13,221)
Debt issuance costs paid	—	(1,550)
Proceeds from the issuance of common stock	—	29

Net cash provided by financing activities	54,351	71,934

Net (decrease) increase in cash and cash equivalents	(3,093)	45,345
Cash and Cash Equivalents
Beginning of period	54,432	170,099

End of period	$51,339	$215,444

See notes to condensed consolidated financial statements.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1: Basis of Presentation and Significant Accounting Policies

Description of Business:

The Company owns and operates production plants that produce corn-based ethanol and distillers grains utilizing dry-grind technology. The Company conducts its business through wholly owned subsidiaries, as well as businesses that it owns less than a majority, or noncontrolling, interest in.

On March 31, 2008, the Company completed the closing of the merger with VeraSun Energy Corporation (VeraSun), pursuant to the Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun, Host Acquisition Corporation (a direct, wholly owned subsidiary of VeraSun) and the Company. The merger became effective on April 1, 2008.

Per the arrangements of the merger, each outstanding share of Company common stock is converted into 0.810 shares of VeraSun common stock (plus cash in lieu of fractional shares), and each outstanding US BioEnergy stock option and restricted stock award issued under a US BioEnergy equity-based compensation plan is converted into a VeraSun stock option or restricted stock award, as applicable, in each case on the same terms and conditions as were applicable under such US BioEnergy equity-based compensation plans. As a result of the merger, effective April 1, 2008, former US BioEnergy shareholders will own approximately 41.0% of the outstanding shares of VeraSun stock.

Principles of Consolidation:

The accompanying condensed consolidated financial statements include the accounts of US BioEnergy Corporation (US BioEnergy or USBE) and its wholly owned subsidiaries, US Bio Albert City, LLC (Albert City); US Bio Dyersville, LLC (Dyersville); US Bio Hankinson, LLC (Hankinson); US Bio Janesville, LLC (Janesville); US Bio Ord, LLC (Ord); US Bio Marion, LLC (Marion); US Bio Platte Valley, LLC (Platte Valley); US Bio Woodbury, LLC (Woodbury); UBE Services, LLC (UBE Services); and United Bio Energy Ingredients, LLC (UBE Ingredients), collectively referred to as UBE, and its 50% investment in Provista Renewable Fuels Marketing LLC, (Provista) and joint venture Big River Resources Grinnell, LLC (Grinnell), all of which are collectively referred to herein as the “Company.” All material intercompany accounts and transactions have been eliminated in consolidation.

The accompanying condensed consolidated balance sheet as of December 31, 2007, which has been derived from the Company’s audited financial statements, and the unaudited March 31, 2008 and 2007, condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, the unaudited condensed consolidated financial statements contain all normal recurring adjustments necessary for a fair statement of the financial position and results of operations and cash flows for the interim periods presented.

Management is required to make certain estimates and assumptions which affect the amounts of assets, liabilities, revenues and expenses the Company has recorded, and its disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. The results of the interim periods are not necessarily indicative of the results for the full year. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 previously filed with the Securities and Exchange Commission.

The Company had no significant changes to its significant accounting policies during the three months ended March 31, 2008.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Recent Accounting Pronouncements:

In March 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS No. 161), which acts as an amendment to SFAS No. 133, and requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently accessing the impact of SFAS No. 161 on its consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which amends Accounting Research Bulletin No. 51. SFAS No. 160 improves the relevance, comparability and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. This statement is effective for fiscal years beginning after December 15, 2008, and early adoption is not permitted. The provisions of this standard must be applied retrospectively upon adoption. The Company has assessed SFAS No. 160 and has determined that the impact of the adoption of this statement will result in minority interest being reported as a component of shareholders’ equity.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to increase consistency and comparability in fair value measurements by defining fair value, establishing a framework for measuring fair value in generally accepted accounting principles, and expanding disclosures about fair value measurements. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.

In February 2008, the FASB issued “Effective Date of FASB Statement No. 157,” FASB Statement of Position (FSP) No. 157-2 (FSP No. 157-2). FSP No. 157-2 delays the effective date of SFAS No. 157 until fiscal years beginning after November 15, 2008, for fair value measurements of nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at lease annually).

As of January 1, 2008, the Company adopted SFAS No. 157 for all assets and liabilities measured at fair value except for nonfinancial assets and nonfinancial liabilities measured at fair value on a nonrecurring basis, as permitted by FSP No. 157-2. The adoption did not have a material impact on the Company’s condensed consolidated financial statements. For additional discussion and required disclosures, see Note 7 to these condensed consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which included an amendment of FASB Statement 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value in an attempt to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. A company that adopts SFAS No. 159 will report unrealized gains and losses, on items for which the fair value option has been elected, in earnings at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company adopted SFAS No. 159 in January 2008, but did not elect fair value as an alternative, as provided in the statement.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS No. 141(R)), to improve reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable and relevant information for investors and other users of financial statements, as well as to reduce the complexity of existing GAAP. This statement is effective for fiscal years beginning after December 15, 2008, and early adoption is not permitted. The provisions of this statement are to be applied prospectively to business combination transactions in the first annual reporting period beginning on or after December 15, 2008. The provisions of SFAS No. 141(R) will only have an impact on the Company if it is party to a business combination after the pronouncement is adopted.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 2: Inventories

Inventories consist of the following (in thousands):

	March 31, 2008	December 31, 2007
Raw materials	$43,082	$33,527
Work-in-process	6,856	3,106
Finished goods	9,378	3,735

	$59,316	$40,368

Note 3: Property and Equipment

Property and equipment consist of the following (in thousands):

	March 31, 2008	December 31, 2007
Land and land improvements	$71,388	$47,223
Buildings	144,513	94,391
Leasehold improvements	205	205
Machinery and equipment	407,372	270,168
Office furniture and equipment	6,536	5,448
Construction in progress	402,014	554,994

Property and equipment	1,032,028	972,429
Less: accumulated depreciation	36,592	29,288

Property and equipment, net	$995,436	$943,141

Note 4: Notes Payable and Long-Term Debt

As of March 31, 2008, $393.6 million was outstanding under various credit facilities with AgStar, as administrative agent and as a lender, and a group of other lenders, which was comprised of $152.0 million of construction loans, $184.9 million of senior secured term loans, $54.7 million of revolving term loans and $2.0 million of seasonal revolving loans. As of March 31, 2008, the Company had $14.3 million of outstanding letters of credit. In addition, the Company had $28.0 million of seasonal revolving loan borrowing capacity that was available for working capital needs.

As of March 31, 2008, Marion had outstanding borrowings under a Dougherty Funding LLC (Dougherty) construction loan of $79.8 million and $7.0 million outstanding on its seasonal revolving credit facility. Marion also has availability of $7.3 million under a letters of credit agreement with First Bank & Trust, a South Dakota state bank, to be issued on behalf of Marion to satisfy the requirements of certain utility service providers to secure Marion’s contractual obligation to them under certain agreements with these service utility providers. As of March 31, 2008, Marion had outstanding letters of credit with First Bank & Trust of $7.3 million, and the Company funded $0.2 million.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Long-term and short-term debt consisted of the following at March 31, 2008, and December 31, 2007 (in thousands):

	March 31, 2008	December 31, 2007
Long-Term Debt
Construction loans bearing interest at 3.15% above the one-month LIBOR, interest payable quarterly	$151,975	$121,696
Construction loan bearing interest at 4.00% above the three-month LIBOR, interest payable monthly	79,763	62,164
Senior secured term loans bearing interest at 2.90% above the one-month LIBOR, with monthly principal and interest payments through February 2012 and September 2012, the respective dates of maturity for remaining principal	95,750	97,013
Senior secured term loan bearing interest at 3.25% above the one-month LIBOR, with quarterly principal and interest payments through November 2011 and March 2012, the respective dates of maturity for remaining principal	89,111	90,336
Revolving term loans bearing interest ranging from 2.90% to 3.25% above the one-month LIBOR, interest payable monthly, due on various dates ranging through February 2012 and September 2012	46,763	46,763
Revolving term loan bearing interest at 3.25% above the one-month LIBOR, interest payable monthly, due November 2011	8,000	8,000
Community redevelopment revenue bonds and economic development loans	4,311	4,350

	475,673	430,322
Less current maturities	25,668	17,024

Total long-term debt	$450,005	$413,298

	March 31, 2008	December 31, 2007
Short-Term Debt
Revolving note payable to bank bearing interest at 4.00% above the one-month LIBOR, interest payable monthly	$7,000	$—
Revolving note payable to bank bearing interest at 3.25% above the one-month LIBOR, interest payable monthly	2,000	—

Total short-term debt	$9,000	$—

Certain debt financing arrangements of the Company’s subsidiaries limit the subsidiaries’ ability to pay dividends or make distribution to USBE. Included in the condensed consolidated balance sheets of the Company were $586.6 million and $565.2 million of net assets of the subsidiaries at March 31, 2008, and December 31, 2007, respectively, which are available for operations at the subsidiary level, but not for corporate purposes.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 5: Earnings Per Common Share

A reconciliation of net income and common stock share amounts used in the calculation of basic and diluted earnings or loss per share (EPS) for the three months ended March 31, 2008 and 2007, are as follows:

	Three Months Ended March 31
	Net Income	Weighted- Average Shares Outstanding	Per Share Amount
	(in thousands)
2008:
Basic EPS	$4,762	79,591,327	$0.06
Effects of dilutive securities:
Exercise of stock options	—	812,438	—

Diluted EPS	$4,762	80,403,765	$0.06

2007:
Basic EPS	$5,242	67,973,982	$0.08
Effects of dilutive securities:
Exercise of stock options	—	939,243	—

Diluted EPS	$5,242	68,913,225	$0.08

Options outstanding of 429,275 and 612,125 in 2008 and 2007, respectively, and restricted stock of 154,938 and 115,996, respectively, were not included in the computation of diluted EPS because their effect would have been antidilutive.

Note 6: Stock-Based Compensation and Payments

For the three months ended March 31, 2008 and 2007, the Company recognized expenses of $1.1 million and $0.7 million, respectively, for all stock-based compensation arrangements, and recognized related deferred income tax benefits of $0.4 million and $0.2 million, respectively. In addition to the options granted under the plans, the Company has 1,625,000 options outstanding which were granted outside of the Company’s 2005 Plan. As of March 31, 2008, there were 65,500 shares outstanding under the 2005 Plan, of which all vested immediately prior to the merger with VeraSun.

Stock Incentive Plans:

The Company’s 2006 stock incentive plan provides for the issuance of stock-based awards, including stock options and restricted stock, to employees and directors. Stock options under these plans generally have a seven- to ten-year life, an exercise price equal to the fair market value on the grant date, and a five-year vesting period. During the vesting period, ownership of these shares cannot be transferred. Restricted stock granted to employees generally vests in three to five years as long as the employees are still employed by the Company. The restricted stock granted to the Board of Directors vests on the date of the Company’s annual shareholders’ meeting. As with stock options, restricted stock ownership cannot be transferred during the vesting period.

The maximum number of shares reserved under the plan is 6,560,943 shares of Class A common stock (Award Shares). Award Shares covered by expired or terminated stock options and forfeited shares of restricted stock may be used for subsequent awards under the plan. The Company has the ability to settle equity awards by issuing shares held in treasury or through the issuance of authorized but unissued common stock. As of March 31, 2008, there were 4,979,948 shares available to be awarded under the 2006 Plan. No awards shall be granted under the 2006 Plan more than 10 years after the date of adoption of the 2006 Plan.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Restricted Stock:

Under the 2006 Plan, the Company has made several restricted stock awards, including 23,000 shares of restricted stock to certain employees in January 2008 and an award of 409,542 shares of restricted stock to all employees, also in January 2008. Of the 432,542 shares issued in January 2008, 195,142 will vest immediately upon change in control. In April 2007, the Company awarded 24,240 shares of restricted stock to local advisory board members. In May and October of 2007, the Company issued 21,612 and 3,862 shares of restricted stock, respectively, to the Board of Directors, and in August 2007 the Company granted 338,707 shares of restricted stock to employees. In December 2006, the Company awarded 223,952 shares of restricted stock to certain employees and 19,250 shares of restricted stock to certain members of the Company’s Board of Directors under the 2006 Plan. The Company historically applied an average annual forfeiture rate of 2% when calculating the number of shares expected to vest, based upon comparable information for similar businesses. During the second quarter of 2007, the Company re-evaluated the forfeiture rate, and as a result of this evaluation, the Company will apply a forfeiture rate of 15% on any future grants, except those grants to Board members, which do not have a forfeiture rate. Unrecognized compensation expense related to the restricted stock grants was approximately $6.8 million at March 31, 2008, of which awards with an approximate value of $3.0 million were recognized as compensation expense on April 1, 2008, as a result of the acceleration of vesting upon the change of control, and the remainder were exchanged for VeraSun restricted stock grants.

A summary of nonvested restricted shares for the three months ended March 31, 2008, is as follows:

	Number of Nonvested Shares	Weighted- Average Grant Date Fair Value
Outstanding on December 31, 2007	465,517	$11.77
Granted	432,542	7.88
Vested	(100,981)	10.77
Forfeited	(19,100)	9.35

Outstanding on March 31, 2008	777,978	9.77

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Stock Options:

Stock options under the 2005 and 2006 Plans (Plans) are subject to a vesting period of up to five years from the date of grant. Compensation expense is recognized on a straight-line basis over the vesting period. The term of an incentive stock option may not exceed 10 years (or five years if issued to an optionee who owns or is deemed to own more than 10% of the combined voting power of all classes of the Company’s stock, a subsidiary or any affiliate). The exercise price of a stock option may not be less than the fair market value of the stock on the date the option is granted or, in the event the optionee owns more than 10% of the combined voting power of all classes of capital stock of the Company and an incentive stock option is granted to such optionee, the option exercise price shall not be less than 110% of the fair market value of the stock on the date the option is granted.

	Number of Stock Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value (in thousands)
Outstanding on December 31, 2007	2,230,525	$5.92
Granted	—	—
Exercised	(19,250)	4.05
Forfeited	(600)	12.04
Expired	(4,400)	8.52

Outstanding on March 31, 2008	2,206,275	$5.93	7.83	$3,376

Exercisable at March 31, 2008	1,815,771	$4.47	7.67	$3,287

As of March 31, 2008, there was $2.5 million of unrecognized compensation expense related to nonvested stock options, of which options with an approximate value of $1.6 million were recognized as compensation expense on April 1, 2008, as a result of the acceleration of vesting upon the change of control, and the remainder were exchanged for VeraSun stock options.

In September 2007, the Company entered into a change in control agreement with each of its executive officers, which provides severance payments and continued welfare benefits to the applicable executive officers if the executive officer’s employment with the Company is terminated by the Company other than for cause or if its executive officer resigns for good reason, in each case within two years following a change in control of the Company. The merger with VeraSun on April 1, 2008, constituted such a change in control; therefore, each of the executive officers of the Company became entitled to the payments provided for in the change in control agreement. The total aggregate severance payments and continued welfare benefits to be paid to executive officers as a result of a change in control on April 1, 2008, is approximately $5.4 million.

Note 7: Fair Value Disclosure

Effective January 1, 2008, the Company adopted the provisions of SFAS No. 157 for assets and liabilities recognized at fair value on a recurring basis. SFAS No. 157 establishes a framework for measuring fair value and requires enhanced disclosures about assets and liabilities carried at fair value.

As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between participants at the measurement date. SFAS No. 157 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels, as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets or liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed by the New York Stock Exchange and commodity derivative contracts listed on the Chicago Board of Trade.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Level 2 – Pricing quotes are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities included in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs, such as commodity options priced using observable forward prices.

Level 3 – Significant inputs to pricing have little or no observability as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as the complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of March 31, 2008. As required by SFAS No. 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value of assets and liabilities and their placement within the fair value hierarchy levels.

	At Fair Value as of March 31, 2008
	Level 1	Level 2	Level 3	Total
Assets:
Derivative financial instruments	$—	$258	$—	$258

Total	$—	$258	$—	$258

Liabilities:
Derivative financial instruments	$9,256	$—	$—	$9,256

Total	$9,256	$—	$—	$9,256

The Company enters into various commodity derivative instruments, including forward contracts, futures, options, swaps and other over-the-counter agreements. The fair value of the Company’s commodity derivatives is determined using unadjusted quoted prices for identical instruments on the applicable exchange in which US BioEnergy transacts. When quoted prices of identical instruments are not available, US BioEnergy uses forward price curves derived from market price quotations. Market price quotations are obtained from independent energy brokers, exchanges, direct communication with market participants and actual transactions executed by US BioEnergy. Market price quotations for certain inputs are generally readily obtainable for the applicable term of US BioEnergy’s outstanding commodity derivative instruments, and therefore, US BioEnergy’s forward price curves for those locations and periods reflect observable market quotes. The fair value of commodity derivative instruments are recorded in prepaid expenses and other current assets on the condensed consolidated balance sheets.

Note 8: Commitments and Contingencies

As of March 31, 2008, the Company had commitments to Fagen, Inc., an entity controlled by Roland (Ron) Fagen, one of the Company’s largest shareholders, of approximately $64.8 million. These commitments are in connection with the Company’s ethanol construction projects currently underway at Hankinson, North Dakota; Dyersville, Iowa; and Janesville, Minnesota, and at the recently completed Marion, South Dakota, plant.

Contingencies:

The Company’s operations are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdiction in which it operates. These laws require the Company to investigate and remediate the effects of the release or disposal of material at its locations. Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage and use of hazardous materials to prevent environmental or other damage, and to limit the financial liability which could result from such events. Environmental liabilities are recorded when the Company’s liability is probable and the costs can be reasonably estimated. No such liabilities were recorded at March 31, 2008.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

The Company is involved in various legal and regulatory proceedings which arise in the ordinary course of business. In December 2006, a former equity holder of Platte Valley, which the Company acquired in April 2006, asserted claims against the Company, Ron Fagen and an entity controlled by Mr. Fagen in the District Court of Douglas County, Nebraska, relating to the Company’s acquisition of Platte Valley alleging, among other things, fraud and breach of fiduciary duty. The plaintiff seeks unspecified damages. The Company believes the claims lack merit.

Credit Risk:

The Company extends credit to customers in the ordinary course of business. A substantial portion of its customers’ ability to honor their contracts is dependent upon the ethanol industry. The Company has a significant concentration of accounts receivable with Provista, its ethanol marketing joint venture.

The Company maintains its cash balances with commercial banks in deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. At March 31, 2008, the Company had $51.4 million of cash equivalents which were invested in money market funds held through two banking institutions.

Note 9: Related-Party Transactions

Transactions With Fagen, Inc. and Affiliates:

Fagen, Inc., a company related by common ownership, has either constructed, or is in the process of constructing, all of the Company’s ethanol plants. For the three months ended March 31, 2008 and 2007, the Company paid Fagen, Inc. $42.5 million and $16.6 million, respectively, for construction services. At March 31, 2008, and December 31, 2007, the Company had outstanding payables to Fagen, Inc. of $33.8 million and $21.8 million, respectively.

Transactions With CHS Inc.:

The Company’s executive offices are located in Inver Grove Heights, Minnesota, where office space is leased from CHS. For each of the three months ended March 31, 2008 and 2007, the Company paid CHS $0.2 million as rent under the lease for this office space. In conjunction with the merger with VeraSun on April 1, 2008, the lease was assigned to VeraSun.

The Company purchased $8.3 million and $3.0 million of grain from CHS during the three-month periods ended March 31, 2008 and 2007, respectively.

In March 2008, effective April 1, 2008, the Company sold all of its fifty percent membership interest in Provista Renewable Fuels Marketing, LLC (Provista) to CHS.

Transactions With Provista Renewable Fuels Marketing LLC:

Provista is a 50%–owned equity method affiliate of the Company. In March 2006, the Company entered into a master agreement whereby Provista markets all the ethanol production at its existing and future plants, except the Marion plant. For the three months ended March 31, 2008 and 2007, the Company sold $157.5 million and $113.4 million of ethanol to Provista, respectively. Sales to Provista are net of marketing fees based on a percentage of the ethanol sales price, terminal storage fees and outbound freight. In addition, the Company reimburses Provista for amounts paid to lease ethanol railcars and to repair and maintain these cars.

Revenues are net of marketing fees, terminal storage fees and outbound freight related to sales transactions of $13.0 million and $11.2 million for the three months ended March 31, 2008 and 2007, respectively. In addition, for the three months ended March 31, 2008 and 2007, the Company paid Provista $2.1 million and $1.4 million, respectively, related to utilization of ethanol railcars, which include fees related to future repairs and maintenance on these cars and are recorded in cost of goods sold.

At March 31, 2008, and December 31, 2007, the Company had outstanding receivables from Provista of $41.9 million and $36.2 million, respectively, related to sales transactions.

US BioEnergy Corporation

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 10: Income Tax Matters

The Company is subject to income taxes in the U.S. federal jurisdiction and various state jurisdictions. Tax regulations with each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

The Company’s effective tax rate is higher than the federal statutory rate due primarily to $6.3 million of nondeductible transaction costs incurred in connection with the sale of the Company’s stock to VeraSun, which have been included in other expenses in the condensed consolidated statement of earnings.

The Company is currently under examination by the Internal Revenue Service for tax years 2005 and 2006. The examination is expected to be competed by the end of 2008. The Company does not anticipate any material changes to the Company’s financial position or results of operations as a result of the audits.

Note 11: Subsequent Events

As a result of the merger with VeraSun, US BioEnergy notified the NASDAQ Stock Market LLC (NASDAQ) of its intent to remove its common stock from listing and requested that the NASDAQ file a delisting application on Form 25 with the Securities and Exchange Commission (the Commission) to delist and deregister its common stock. NASDAQ filed the Form 25 with the Commission after the close of business on March 31, 2008, and the filing became effective on April 1, 2008.

The total aggregate severance payments and continued welfare benefits to be paid to nonexecutive employees as a result of the merger is approximately $2.8 million.

On March 31, 2008, the Company and CHS Inc. (CHS) executed a purchase agreement whereby the Company sold all of its fifty percent membership interest in Provista Renewable Fuels Marketing LLC (Provista) to CHS, which became effective on April 1, 2008. In connection with this purchase agreement, the Company’s debt guarantee agreement with Provista was terminated on April 1, 2008. Effective August 31, 2008, the Company plans to terminate its marketing agreement with Provista.

On March 31, 2008, the Company terminated its services agreement with Capitaline Advisors, LLC, effective immediately. Capitaline Advisors, LLC is an entity that is owned and controlled by Gordon W. Ommen, the Company’s former president and chief executive officer.